EXHIBIT 21.1

SUBSIDIARIES OF DOLPHIN ENTERTAINMENT, INC

42WEST, LLC

THE DOOR MARKETING GROUP, LCC

VIEWPOINT COMPUTER ANIMATION, INCORPORATED

SHORE FIRE MEDIA, LTD

BE SOCIAL PUBLIC RELATIONS, LLC

CYBERGEDDON PRODUCTIONS, LLC

DOLPHIN WOODSTOCK PRODUCTIONS, LLC

10KW PRODUCTIONS, LLC

DOLPHIN JOAT PRODUCTIONS, LLC

DOLPHIN FILMS, INC

B/HI COMMUNICATIONS, INC.

The following are subsidiaries of Dolphin Films, Inc

YOUNGBLOOD PRODUCTIONS LLC

DOLPHIN MAX STEEL HOLDINGS LLC

DOLPHIN JB BELIEVE FINANCING LLC

DOLPHIN ASK ME PRODUCTIONS LLC

DOLPHIN SPINNING THE GLOBE LLC

THE WISHING SEASON PRODUCTIONS LLC

DOLPHIN CP PRODUCTIONS LLC

THATH PRODUCTION, LLC